UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.
C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2024

Better For You Wellness, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56262	87-2903933
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1349 East Broad Street Columbus , OH	43205
(address of principal executive offices)	(zip code)

+1 (614) 368-9898
(registrant’s telephone number, including area code)

Not Applicable
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01.	Regulation FD Disclosure.

On March 25, 2024, Better For You Wellness, Inc., a Nevada corporation (the “
Company
”),
issued a press release relating to various business updates. A copy of the Company's press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “
SEC
”), the information in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the SEC.

The press release may contain forward-looking statements. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended February 28, 2023, and subsequent reports filed by the Company with the SEC. For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the SEC, through the issuance of press releases or by other methods of public disclosure.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated March 25, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Better For You Wellness, Inc.

Dated: March 25, 2024	/s/ Ian James
Ian James, Chief Executive Officer

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